Media:

Thomas Furr
Smart Online, Inc.
919-765-5000
tfurr@smartonline.com

Smart Online Unveils New SFA/CRM Application
to be Included with its Software-as-a-Service Platform

New Sales Force Automation (SFA) and Customer Relationship Management (CRM) Application
Enables Smart Online Customers to Easily Create, Manage and Securely Maintain their Sales and
Customers Information

RESEARCH TRIANGLE PARK, N.C., May 2, 2006 — Smart Online, Inc. (SOLN), a leading provider of Software-as-a-Service (SaaS) for the small business (SB) market, today announced the release of its new Web-based Sales Force Automation (SFA) and Customer Relationship Management (CRM) application. Smart Online’s easy-to-use, comprehensive SFA/CRM application is now included as part of the subscription to Smart Online’s suite of applications which includes Human Resource Management, Accounting, Calendar, Contacts, and many more tools for the small businesses that want to easily and securely manage their money, customers, and employees.

Smart Online’s SFA/CRM application gives customers the capability to manage their prospects and customers while working on their other applications for finance and human resources. Smart Online delivers to its customers all their business applications using a Web browser, eliminating the cost and difficulties of traditional software.

“Small businesses are often challenged with managing their prospects and customers as many lack the financial resources, technical expertise and time required to set up and use traditional SFA/CRM software,” said Michael Nouri, president & CEO, Smart Online, Inc. “Smart Online’s new Software-as-a-Service SFA/CRM application includes an easy-to-use interface along with the features to assist small business owners in their daily sales and customer support activity. In addition to SFA/CRM, our customers have access to our other applications such as our Human Resource Center, Accounting, Calendar, and Contacts to give them full visibility and control of their customer, financial and business data.”

“Salesforce.com has pioneered the SFA/CRM Software-as-a-Service market for the enterprise sector, and now Smart Online has enabled small businesses to have a version of the SFA/CRM Software-as-a-Service suitable for small businesses, plus Human Resource Management, Accounting, Calendar, Contacts and more for one low monthly price,” said Tim Bajarin, president, Creative Strategies.

Smart Online’s new SFA/CRM application is now available on www.smartonline.com as part of its monthly subscription of $49.95 which includes access for the first five users and provides unlimited access to its full suite of small business applications. Smart Online plans to integrate the SFA/CRM application into the Websites of our private label syndication partners later this year. The Company has already integrated those features of the existing SFA/CRM application that it believes are most useful to small businesses, and has focused on making the application easier to use. The new SFA/CRM application includes the following features and functionality:

•	360 degree Account View and Dashboards

•	Importing from Spreadsheets, ACT!, Goldmine, MS Outlook, and Salesforce.com

•	Contact Champion Relationship Management

•	Universal Notes History

•	Customer Service and Task Management

•	Opportunity, Activity, and Goal Management

•	Sales and Customers Auto-letters

•	Sales and Customers Analytics and Reporting

•	Sales Process Automation

About Smart Online, Inc.
Smart Online, Inc. is a leader of Web-native applications for the small business market, converting its business applications to a Software-as-a-Service (SaaS) Web delivery model in 1999. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and private-labels its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label Smart Online’s applications on their Web sites to assist their customers in running businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

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Smart Online, the Smart Online logo, and OneBiz are trademarks and/or registered trademarks of
Smart Online Inc. in the United States. Other names belong to their respective owners.

Forward Looking Statements
Statements in this press release that are “forward-looking statements,” which include plans for our new product to be added to the websites of our private label syndication partners, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies and decisions by our syndication partners about whether to allow us to add our new product to their websites . For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of May 2, 2006. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.